                                                                     EXHIBIT 3.1


                               ARTICLES OF MERGER
                                       OF
                          SCB SOFTWARE SERVICES, INC.,
                            A TENNESSEE CORPORATION,
                                  WITH AND INTO
                          SCB COMPUTER TECHNOLOGY INC.,
                             A TENNESSEE CORPORATION


       Pursuant to the provisions of Section 48-21-107 of the Tennessee Business Corporation Act, as amended (the "Act"), SCB Computer Technology, Inc., a Tennessee corporation ("Parent"), adopts the following Articles of Merger for the purpose of merging SCB Software Services, Inc., a Tennessee corporation and wholly-owned subsidiary of Parent ("Subsidiary"), with and into Parent (the "Merger"):

1. The Plan of Merger is attached hereto as Exhibit A and incorporated herein by reference.

2. As to Parent, the surviving corporation in the Merger, the Plan of Merger was duly adopted by its board of directors on June 26, 2001.

3. Pursuant to Section 48-21-105(c) of the Act, the approval of the shareholders of Parent is not required.

4. Pursuant to Section 48-21-105(c) of the Act, neither the approval of the board of directors of Subsidiary nor the approval of the shareholders of Subsidiary is required to merge Subsidiary with and into Parent.

5. These Articles of Merger shall become effective upon filing with the office of the Secretary of State for the State of Tennessee.

       IN WITNESS WHEREOF, Parent has caused these Articles of Merger to be executed on its behalf on June 26, 2001.


                                       SCB COMPUTER TECHNOLOGY, INC.



                                       By: /s/ T. Scott Cobb
                                           -------------------------------------
                                           T. Scott Cobb
                                           President and Chief Executive Officer

                                                                       EXHIBIT A


                                 PLAN OF MERGER


       This Plan of Merger (this "Plan") is made on June 26, 2001, by the Board of Directors of SCB Computer Technology, Inc., a Tennessee corporation ("Parent"), in order to merge SCB Software Services, Inc., a Tennessee corporation and wholly-owned subsidiary of Parent ("Subsidiary), with and into Parent.

                                  ARTICLE ONE
                                    RECITALS

       Parent and Subsidiary desire to effect a statutory merger of Subsidiary with and into Parent in the manner set forth herein (the "Merger") as evidenced by the approval of the Board of Directors of Parent of the Merger and the terms hereof. Both constituent corporations desire that the Merger be characterized as a reorganization described in Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE TWO
                                 MERGER PARTIES

         Section 2.1. Subsidiary. The name of the corporation proposing to merge with and into Parent is SCB Software Services, Inc., a Tennessee corporation and wholly-owned subsidiary of Parent.

         Section 2.2. Parent. The name of the corporation with and into which Subsidiary proposes to merge is SCB Computer Technology, Inc., a Tennessee corporation owning all the outstanding voting shares of Subsidiary.

                                 ARTICLE THREE
                              TERMS, CONDITIONS AND
                            EFFECTIVE DATE OF MERGER

       Section 3.1. General. Upon the Effective Date (as hereinafter defined), Subsidiary shall merge with and into Parent, which shall survive the Merger and continue to be a corporation governed by the laws of the State of Tennessee, and the separate existence of Subsidiary shall cease.

       Section 3.2. Effective Date. The Merger shall become effective upon filing of the Articles of Merger to which this Plan is attached with the office of the Secretary of State for the State of Tennessee (the "Effective Date").

                                  ARTICLE FOUR
                   TREATMENT OF SHARES OF SUBSIDIARY IN MERGER

       Upon the Effective Date, all outstanding shares of common stock of Subsidiary shall automatically and by operation of law be canceled and any certificates evidencing ownership of such shares shall be void and of no effect.

                                  ARTICLE FIVE
                          CHARTER AND BYLAWS OF PARENT

       The Charter and the Bylaws of Parent shall remain the Charter and the Bylaws of Parent following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof.

                                  ARTICLE SIX
                             APPROVAL OF MERGER AND
                            TERMINATION BY SUBSIDIARY

         Section 6.1. Corporate Approval. This Plan has been fully and duly approved by the Board of Directors of Parent in accordance with the Tennessee Business Corporation Act.

       Section 6.2. Termination. At any time prior to the Effective Date, this Plan may be abandoned by the Board of Directors of Parent. In the event of such abandonment, this Plan shall become void, and neither Parent's nor Subsidiary's shareholders, directors or officers shall be liable in respect to such abandonment.

       IN WITNESS WHEREOF, this Plan is executed on behalf of Parent on the date first set forth above.


                                       SCB COMPUTER TECHNOLOGY, INC.




                                       By: /s/ T. Scott Cobb
                                           -------------------------------------
                                           T. Scott Cobb
                                           President and Chief Executive Officer

                               ARTICLES OF MERGER
                                       OF
                            PROVEN TECHNOLOGY, INC.,
                            A TENNESSEE CORPORATION,
                                  WITH AND INTO
                          SCB COMPUTER TECHNOLOGY INC.,
                             A TENNESSEE CORPORATION


       Pursuant to the provisions of Section 48-21-107 of the Tennessee Business Corporation Act, as amended (the "Act"), SCB Computer Technology, Inc., a Tennessee corporation ("Parent"), adopts the following Articles of Merger for the purpose of merging Proven Technology, Inc., a Tennessee corporation and wholly-owned subsidiary of Parent ("Subsidiary"), with and into Parent (the "Merger"):

1. The Plan of Merger is attached hereto as Exhibit A and incorporated herein by reference.

2. As to Parent, the surviving corporation in the Merger, the Plan of Merger was duly adopted by its board of directors on June 26, 2001.

3. Pursuant to Section 48-21-105(c) of the Act, the approval of the shareholders of Parent is not required.

4. Pursuant to Section 48-21-105(c) of the Act, neither the approval of the board of directors of Subsidiary nor the approval of the shareholders of Subsidiary is required to merge Subsidiary with and into Parent.

5. These Articles of Merger shall become effective upon filing with the office of the Secretary of State for the State of Tennessee.

       IN WITNESS WHEREOF, Parent has caused these Articles of Merger to be executed on its behalf on June 26, 2001.


                                       SCB COMPUTER TECHNOLOGY, INC.



                                       By: /s/ T. Scott Cobb
                                           -------------------------------------
                                           T. Scott Cobb
                                           President and Chief Executive Officer

                                                                       EXHIBIT A


                                 PLAN OF MERGER

       This Plan of Merger (this "Plan") is made on June 26, 2001, by the Board of Directors of SCB Computer Technology, Inc., a Tennessee corporation ("Parent"), in order to merge Proven Technology, Inc., a Tennessee corporation and wholly-owned subsidiary of Parent ("Subsidiary), with and into Parent.

                                  ARTICLE ONE
                                    RECITALS

       Parent and Subsidiary desire to effect a statutory merger of Subsidiary with and into Parent in the manner set forth herein (the "Merger") as evidenced by the approval of the Board of Directors of Parent of the Merger and the terms hereof. Both constituent corporations desire that the Merger be characterized as a reorganization described in Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE TWO
                                 MERGER PARTIES

         Section 2.1. Subsidiary. The name of the corporation proposing to merge with and into Parent is Proven Technology, Inc., a Tennessee corporation and wholly-owned subsidiary of Parent.

         Section 2.2. Parent. The name of the corporation with and into which Subsidiary proposes to merge is SCB Computer Technology, Inc., a Tennessee corporation owning all the outstanding voting shares of Subsidiary.

                                 ARTICLE THREE
                              TERMS, CONDITIONS AND
                            EFFECTIVE DATE OF MERGER

       Section 3.1. General. Upon the Effective Date (as hereinafter defined), Subsidiary shall merge with and into Parent, which shall survive the Merger and continue to be a corporation governed by the laws of the State of Tennessee, and the separate existence of Subsidiary shall cease.

       Section 3.2. Effective Date. The Merger shall become effective upon filing of the Articles of Merger to which this Plan is attached with the office of the Secretary of State for the State of Tennessee (the "Effective Date").

                                  ARTICLE FOUR
                   TREATMENT OF SHARES OF SUBSIDIARY IN MERGER

       Upon the Effective Date, all outstanding shares of common stock of Subsidiary shall automatically and by operation of law be canceled and any certificates evidencing ownership of such shares shall be void and of no effect.

                                  ARTICLE FIVE
                          CHARTER AND BYLAWS OF PARENT

       The Charter and the Bylaws of Parent shall remain the Charter and the Bylaws of Parent following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof.

                                  ARTICLE SIX
                             APPROVAL OF MERGER AND
                            TERMINATION BY SUBSIDIARY

         Section 6.1. Corporate Approval. This Plan has been fully and duly approved by the Board of Directors of Parent in accordance with the Tennessee Business Corporation Act.

         Section 6.2. Termination. At any time prior to the Effective Date, this Plan may be abandoned by the Board of Directors of Parent. In the event of such abandonment, this Plan shall become void, and neither Parent's nor Subsidiary's shareholders, directors or officers shall be liable in respect to such abandonment.

         IN WITNESS WHEREOF, this Plan is executed on behalf of Parent on the date first set forth above.


                                       SCB COMPUTER TECHNOLOGY, INC.



                                       By: /s/ T. Scott Cobb
                                           -------------------------------------
                                           T. Scott Cobb
                                           President and Chief Executive Officer

                            ARTICLES OF AMENDMENT TO
                         AMENDED AND RESTATED CHARTER OF
                          SCB COMPUTER TECHNOLOGY, INC.


       In accordance with the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, as amended, SCB Computer Technology, Inc., a Tennessee corporation (the "Company"), adopts the following Articles of Amendment to its Amended and Restated Charter, as amended (the "Charter"):

1.       The name of the Company is SCB Computer Technology, Inc.

2. Section 9 of the Charter is hereby amended by deleting the existing text and adding the following language in lieu thereof (the "Amendment"):

                  "9. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a Board of Directors consisting of not less than three nor more than nine directors, the exact number of directors to be determined in the manner provided in the Bylaws of the corporation.

                  "The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as reasonably possible, designated as Class I, Class II, and Class III. The directors initially elected to Class I shall hold office for a term expiring at the annual meeting of shareholders to be held in 2002, the directors initially elected to Class II shall hold office for a term expiring at the annual meeting of shareholders to be held in 2003, and the directors initially elected to Class III shall hold office for a term expiring at the annual meeting of shareholders to be held in 2004. At each successive annual meeting of shareholders of the corporation beginning in 2002, the successors of the class of directors whose terms expire at that meeting will be elected to hold office for a term expiring at the corporation's third annual meeting of shareholders held after their election. In each case, the directors shall hold office until their respective successors are elected and qualified, subject to their prior death, resignation, retirement, disqualification, or removal from office.

                  "Any director may be removed from office but only for cause and only by (a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class, unless a vote of a special voting group is otherwise required by law, or (b) the affirmative vote of a majority of the entire Board of Directors then in office.

                  "Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with or without cause, shall be filled either by the Board of Directors or the shareholders. Any person so elected to fill a vacancy on the Board of Directors shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which such director has been elected expires and until such director's successor shall have been duly elected and qualified.

                  "Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Charter applicable thereto."

         Except as amended hereby, the Charter shall remain in full force and effect.

3. The Amendment was duly adopted by the board of directors of the Company on June 26, 2001, and by the shareholders of the Company on September 20, 2001.

4. These Articles of Amendment shall become effective upon filing with the office of the Secretary of State for the State of Tennessee.

         IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be executed on its behalf on September 20, 2001.


                                       SCB COMPUTER TECHNOLOGY, INC.




                                       By: /s/ T. Scott Cobb
                                           -------------------------------------
                                           T. Scott Cobb
                                           President and Chief Executive Officer





                                       2